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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        KARTS INTERNATIONAL INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)



         Nevada                                             75-2639196
(State of Incorporation                                  (I.R.S. Employer
    or Organization)                                   Identification number)



109 Northpark Boulevard, Suite 210
      Covington, Louisiana                                    70433
(Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (504) 875-7350


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


    Title of Each Class                         Name of Each Exchange on Which
    to be so Registered                         Each Class is to be Registered

           None                                         Not Applicable


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                    Common Stock, $.001 par value per share
                                (Title of Class)
                   Redeemable Common Stock Purchase Warrants
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The securities to be registered are the Registrant's Common Stock, $.001 par value per share, and Redeemable Common Stock Purchase Warrants. Such securities are described under the caption "Description of Securities" in the Prospectus filed as part of the Registrant's Registration Statement on Form SB-2 (File No. 333-24145). Such description is hereby incorporated herein by reference as permitted by Rule 12b-23.

ITEM 2. EXHIBITS.

         The following exhibits are filed, or incorporated by reference, as part of this Registration Statement:

          1.* Registration Statement on Form SB-2, as amended (File No. 333-24145), originally filed on March 28, 1997 and subsequently amended on May 28, 1997, July 1, 1997, August 19, 1997 and September 2, 1997.

          2.*  Articles of Incorporation of the Registrant. Filed as Exhibit
               3.1 to the Registration Statement.

          3.* Bylaws of the Registrant. Filed as Exhibit 3.2 to the Registration Statement.

          4.* Specimen certificate of Common Stock to be registered hereunder. Filed as Exhibit 4.1 to the Registration Statement.

          5.* Specimen certificate of the Redeemable Common Stock Purchase Warrants to be registered hereunder. Filed as Exhibit 4.3 to the Registration Statement.


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*    Incorporated by referenced as permitted by Rule 12b-32.





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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        KARTS INTERNATIONAL INCORPORATED
                                                  (Registrant)


Dated:   September 2, 1997              By: /s/ V. Lynn Graybill
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                                            V. Lynn Graybill
                                            Chairman of the Board, President and
                                            Chief Executive Officer



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